UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2005

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement

On June 30, 2005, Horace Mann Educators Corporation (“HMEC” or the “Company”) redeemed all of its outstanding 6 5/8% Senior Notes due January 15, 2006 and terminated the Indenture, dated as of January 17, 1996, between HMEC and BNY Midwest Trust Company (as successor to U.S. Trust Company of California, N.A.), as trustee, governing HMEC’s 6 5/8% Senior Notes due 2006.

Item 8.01: Other Events

On June 30, 2005, the Company issued a press release reporting the redemption of all of its outstanding 6 5/8% Senior Notes due January 15, 2006 representing an aggregate principal amount of $28.6 million, which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release, dated June 30, 2005, reporting the redemption of all of the Company’s outstanding 6 5/8% Senior Notes due 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name:	Bret A. Conklin
Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: June 30, 2005

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